As Filed with the Securities and Exchange Commission on September 12, 2002 Registration Number

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          Bioshield Technologies, Inc.
             (Exact name of registrant as specified in its charter)


            Georgia                                        58-2181628
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                         Identification Number)

                      4405 International Blvd. - Suite B109
                             Norcross, Georgia 30093
                            Telephone: (770) 925-3653
                    (Address of principal executive offices)

                          BioShield Technologies, Inc.
                             2002 Stock Option Plan
                            (Full title of the Plan)

                               Gary B. Wolff, P.C.
                                805 Third Avenue
                             New York New York 10022
                            Telephone: (212) 644-6446
           (Name, address and telephone number of agent for service.)

CALCULATION OF REGISTRATION FEE

  Title of                                            Proposed                  Proposed
 securities                                           maximum                    maximum           Amount of
   to be                   Amount to be           offering price                aggregate        registration
 registered                 registered               per share                 offering price        fee

Common Stock
No par value                7,000,000                   $ .063                  $441,000            $130.10


-------------------------------------------------------------------------------
1 Registration fee has been calculated based upon closing bid price of $.063 as of September 9, 2002

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.           Incorporation of Certain Documents by Reference.
                  -----------------------------------------------

     The following documents are incorporated by reference in the registration statement:

a.     The registrant's latest annual report on Form 10-KSB, as amended to date;

b. All other reports filed by the registrant pursuant to sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the year covered by the Form 10-KSB referred to in (a) above; and

c.     Not Applicable.

                  All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.           Description of Securities.
                  -------------------------

                  The total number of shares authorized which the corporation shall have authority to issue is One Hundred Ten Million (110,000,000) shares, of which One Hundred Million (100,000,000) shares shall be Common Stock, no par value per share without cumulative voting rights and without any preemptive rights and 10,000,000 shares shall be Preferred Stock, no par value per share.

Item 5.           Interest of Named Experts and Counsel.
                  -------------------------------------

                  Not Applicable

Item 6.           Indemnification of Directors and Officers.
                  -----------------------------------------

                  The Company's Bylaws provide for the Company to indemnify each director and officer of the Company against liabilities imposed upon him (including reasonable amounts paid in settlement) and expenses incurred by him in connection with any claim made against him or any action, suit or proceeding to which he may be a party by reason of his being or having been a director or officer of the Company. The Company has also entered into Indemnification Agreements with each officer and director pursuant to which the Company will, in general, indemnify such persons to the maximum extent permitted by the Company's Bylaws and the laws of the State of Georgia against any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any actual or threatened action or proceeding to which such director or officer is made or threatened to be made a party by reason of the fact that such person is or was a director or officer of the Company. The foregoing provisions may reduce the likelihood of derivative litigation against directors and may discourage or deter shareholders or management from suing directors for breaches of their duty of care, even though such an action, if successful, might otherwise benefit the Company and its shareholders.

                  Section 14-2-202(b)(4) of the Georgia Business Corporation Code provides that a corporation's articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director. This Section also provides, however, that such a provision shall not eliminate or limit the liability of a director (i) for any appropriation, in violation of his duties, of any business opportunities of the corporation, (ii) for acts or omissions involving intentional misconduct or a knowing violation of law, (iii) for certain other types of liabilities set forth in the Code and (iv) for transactions from which the director derived an improper personal benefit. Article VI of the Company's Articles of Incorporation contains a provision eliminating or limiting the personal liability of a director of the Company to the fullest extent authorized by the Georgia Business Corporation Code.

                  In addition, Sections 14-2-851 and 14-2-857 of the Georgia Business Corporation Code, provides for indemnification of directors and officers of the Company for liability and expenses reasonably incurred by them in connection with any civil, criminal, administrative or investigative action, suit or proceeding in which they may become involved by reason of being a director or officer of the Company. Indemnification is permitted if the director or officer acted in a manner which he believed in good faith to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct to be unlawful; provided that the Company may not indemnify any director or officer
(i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or (ii) in connection with any other proceeding in which he was adjudged liable on the basis that personal profit was improperly received by him, except as determined by a court of competent jurisdiction. Article 9 of the Company's Bylaws contains a provision providing for the indemnification of officers and directors and advancement of expenses to the fullest extent authorized by the Georgia Business Corporation Code.

Item 7.           Exemption from Registration Claimed.
                  -----------------------------------

                  Not applicable

Item 8.           Exhibits.
                  --------

                  The exhibits to the registration statement are listed in the
Exhibit Index elsewhere herein.

Item 9.           Undertakings.

     a. The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; and

          iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement;

     Provided, however, that paragraph a.1.i. and a.1.ii. shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 124c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

d. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Norcross, Georgia on September 11, 2002.


                                 Bioshield Technologies, Inc.


                                 /s/Timothy C. Moses
                                 ------------------------------------
                        By:      Timothy C. Moses, Chairman, President,
                                 Chief Executive Officer and Secretary/Treasurer

  Name                                                                Date

/Timothy C. Moses/  Chairman, President, Chief Executive      September 11, 2002
___________________ Officer and Secretary/Treasuer
Timothy C. Moses

/Rodothea Milatou/  Director                                  September 11, 2002
--------------------
Dr. Rodothea Milatou

/ Alan Lingo/       Director                                  September 11, 2002
--------------------
Alan Lingo

/Kevin Smith/       Director                                  September 11, 2002
--------------------
Dr. Kevin Smith

                                                              Page in Sequential
Exhibit Index.                                                   Number system


1.       Not Applicable
2.       Not Applicable
3.       Not Applicable
4.       Instrument defining the rights of security holders - 2002 Stock
         Option Plan..........................................................8
5.       Consent and Opinion of Gary B. Wolff, P.C., 805 Third
         Avenue, New York, New York 10022 regarding legality
         of securities registered under this Registration....................18
6.       Not Applicable
7.       Not Applicable
8.       Not Applicable
9.       Not Applicable
10.      Not Applicable
11.      Not Applicable
12.      Not Applicable
13.      Not Applicable
14.      Not Applicable
15.      Not Applicable
16.      Not Applicable
17.      Not Applicable
18.      Not Applicable
19.      Not Applicable
20.      Not Applicable
21.      Not Applicable
22.      Not Applicable
23.      Consent of Sherb & Co., LLP
         Certified Public Accountants for the Company for years
         Ended June 30, 2000 and 2001.........................................7
24.      Not Applicable
25.      Not Applicable
26.      Not Applicable
27.      Not Applicable
99.      Prospectus dated September 6, 2002..................................20

                                    Exhibit 4

                          Bioshield Technologies, Inc.

                             2002 STOCK OPTION PLAN


1.       Purpose of this Plan

         This Stock Option Plan (the "Plan") is intended as an employment incentive, to aid in attracting and retaining in the employ or service of Bioshield Technologies, Inc. (the "Company"), a Georgia corporation, and any Affiliated Corporation, persons of experience and ability and whose services are considered valuable, to encourage the sense of proprietorship in such persons, and to stimulate the active interest of such persons in the development and success of the Company. This Plan provides for the issuance of non-statutory stock options ("NSOs" or "Options") which are not intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2.       Administration of this Plan

         The Company's Board of Directors ("Board") may appoint and maintain as administrator of this Plan the Compensation Committee (the "Committee") of the Board which shall consist of at least three members of the Board. Until such time as the Committee is duly constituted, the Board itself shall have and fulfill the duties herein allocated to the Committee. The Committee shall have full power and authority to designate Plan participants, to determine the provisions and terms of respective NSOs (which need not be identical as to number of shares covered by any NSO, the method of exercise as related to exercise in whole or in installments, or otherwise), including the NSO price, and to interpret the provisions and supervise the administration of this Plan. The Committee may, in its discretion, provide that certain NSOs not vest (that is, become exercisable) until expiration of a certain period after issuance or until other conditions are satisfied, so long as not contrary to this Plan.

         A majority of the members of the Committee shall constitute a quorum. All decisions and selections made by the Committee pursuant to this Plan's provisions shall be made by a majority of its members. Any decision reduced to writing and signed by all of the members shall be fully effective as if it had been made by a majority at a meeting duly held. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it deems advisable. If at any time the Board shall consist of seven or more members, then the Board may amend this Plan to provide that the Committee shall consist only of Board members who shall not have been eligible to participate in this Plan (or similar stock or stock option plan) of the Company or its affiliates at any time within one year prior to appointment to the Committee.

         All NSOs granted under this Plan are subject to, and may not be exercised before, the approval of this Plan by the holders of a majority of the Company's outstanding shares, and if such approval is not obtained, all NSOs previously granted shall be void. Each NSO shall be evidenced by a written agreement containing terms and conditions established by the Committee consistent with the provisions of this Plan.

3.       Designation of Participants

         The persons eligible for participation in this Plan as recipients of NSOs shall include all full time and part-time employees (as determined by the Committee) and officers of the Company or of an Affiliated Corporation. In addition, directors of the Company or any Affiliated Corporation who are not employees of the Company or an Affiliated Corporation and any attorney, consultant or other adviser to the Company or any Affiliated Corporation shall be eligible to participate in this Plan. For all purposes of this Plan, any director who is not also a common law employee and is granted an option under this Plan shall be considered an "employee" until the effective date of the director's resignation or removal from the Board of Directors, including removal due to death or disability. The Committee shall have full power to designate, from among eligible individuals, the persons to whom NSOs may be granted. A person who has been granted an NSO hereunder may be granted an additional NSO or NSOs, if the Committee shall so determine. The granting of an NSO shall not be construed as a contract of employment or as entitling the recipient thereof to any rights of continued employment.

4.       Stock Reserved for this Plan

         Subject to adjustment as provided in Paragraph 9 below, a total of 7,000,000 shares of Common Stock ("Stock"), of the Company shall be subject to this Plan. The Stock subject to this Plan shall consist of unissued shares or previously issued shares reacquired and held by the Company or any Affiliated Corporation, and such amount of shares shall be and is hereby reserved for sale for such purpose. Any of such shares which may remain unsold and which are not subject to outstanding NSOs at the termination of this Plan shall cease to be reserved for the purpose of this Plan, but until termination of this Plan, the Company shall at all times reserve a sufficient number of shares to meet the requirements of this Plan. Should any NSO expire or be canceled prior to its exercise in full, the unexercised shares theretofore subject to such NSO may again be subjected to an NSO under this Plan.

5.       Option Price

         The purchase price of each share of Stock placed under NSO shall not be less than Twenty (20%) Percent of the fair market value of such share on the date the NSO is granted. The fair market value of a share on a particular date shall be deemed to be the average of either (i) the highest and lowest prices at which shares were sold on the date of grant, if traded on a national securities exchange, (ii) the high and low prices reported in the consolidated reporting system, if traded on a "last sale reported" system, such as NASDAQ, or (iii) the high bid and high asked price for over-the-counter securities. If no transactions in the Stock occur on the date of grant, the fair market value shall be determined as of the next earliest day for which reports or quotations are available. If the common shares are not then quoted on any exchange or in any quotation medium at the time the option is granted, then the Board of Directors or Committee will use its discretion in selecting a good faith value believed to represent fair market value based on factors then known to them. The cash proceeds from the sale of Stock are to be added to the general funds of the Company.

6.       Exercise Period

a. The NSO exercise period shall be a term of not more than ten (10) years from the date of granting of each NSO and shall automatically terminate:

i.     Upon termination of the optioned's employment with the Company for cause;

ii. At the expiration of twelve (12) months from the date of termination of the optioned's employment with the Company for any reason other than death, without cause; provided, that if the optioned dies within such twelve_month period, subclause (iii) below shall apply; or

iii. At the expiration of fifteen (15) months after the date of death of the optioned.

b. "Employment with the Company" as used in this Plan shall include employment with any Affiliated Corporation, and NSOs granted under this Plan shall not be affected by an employee's transfer of employment among the Company and any Parent or Subsidiary thereof. An optioned's employment with the Company shall not be deemed interrupted or terminated by a bona fide leave of absence (such as sabbatical leave or employment by the Government) duly approved, military leave, maternity leave or sick leave.

7.       Exercise of Options

a. The Committee, in granting NSOs, shall have discretion to determine the terms upon which NSOs shall be exercisable, subject to applicable provisions of this Plan. Once available for purchase, un-purchased shares of Stock shall remain subject to purchase until the NSO expires or terminates in accordance with Paragraph 6 above. Unless otherwise provided in the NSO, an NSO may be exercised in whole or in part, one or more times, but no NSO may be exercised for a fractional share of Stock.

b. NSOs may be exercised solely by the optionee during his lifetime, or after his death (with respect to the number of shares which the optioned could have purchased at the time of death) by the person or persons entitled thereto under the decedent's will or the laws of descent and distribution.

c. The purchase price of the shares of Stock as to which an NSO is exercised shall be paid in full at the time of exercise and no shares of Stock shall be issued until full payment is made therefore. Payment shall be made either (i) in cash, represented by bank or cashier's check, certified check or money order
(ii) in lieu of payment for bona fide services rendered, and such services were not in connection with the offer or sale of securities in a capital raising transaction, (iii) by delivering shares of the Company's Common Stock which have been beneficially owned by the optioned, the optioned's spouse, or both of them for a period of at least six (6) months prior to the time of exercise (the "Delivered Stock") in a number equal to the number of shares of Stock being purchased upon exercise of the NSO or (iv) by delivery of shares of corporate stock which are freely tradeable without restriction and which are part of a class of securities which has been listed for trading on the NASDAQ system or a national securities exchange, with an aggregate fair market value equal to or greater than the exercise price of the shares of Stock being purchased under the NSO, or (v) a combination of cash, services, Delivered Stock or other corporate shares. An NSO shall be deemed exercised when written notice thereof, accompanied by the appropriate payment in full, is received by the Company. No holder of an NSO shall be, or have any of the rights and privileges of, a shareholder of the Company in respect of any shares of Stock purchasable upon exercise of any part of an NSO unless and until certificates representing such shares shall have been issued by the Company to him or her.

8.       Assignability

         No NSO shall be assignable or otherwise transferable (by the optioned or otherwise) except by will or the laws of descent and distribution or except as permitted in accordance with SEC Release No.33-7646 as effective April 7, 1999 and in particular that portion thereof which expands upon transferability as is contained in Article III entitled "Transferable Options and Proxy Reporting" as indicated in Section A 1 through 4 inclusive and Section B thereof. No NSO shall be pledged or hypothecated in any manner, whether by operation of law or otherwise, nor be subject to execution, attachment or similar process.

9.       Reorganizations and Recapitalizations of the Company

a. The existence of this Plan and NSOs granted hereunder shall not affect in any way the right or power of the Company or its shareholders to make or authorize any and all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company's Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale, exchange or transfer of all or any part of its assets or business, or the other corporation act or proceeding, whether of a similar character or otherwise.

b. The shares of Stock with respect to which NSOs may be granted hereunder are shares of the Common Stock of the Company as currently constituted. If, and whenever, prior to delivery by the Company of all of the shares of Stock which are subject to NSOs granted hereunder, the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a Stock dividend, a stock split, combination of shares (reverse stock split) or recapitalization or other increase or reduction of the number of shares of the Common Stock outstanding without receiving compensation therefor in money, services or property, then the number of shares of Stock available under this Plan and the number of shares of Stock with respect to which NSOs granted hereunder may thereafter be exercised shall (i) in the event of an increase in the number of outstanding shares, be proportionately increased, and the cash consideration payable per share shall be proportionately reduced; and (ii) in the event of a reduction in the number of outstanding shares, be proportionately reduced, and the cash consideration payable per share shall be proportionately increased.

c. If the Company is reorganized, merged, consolidated or party to a plan of exchange with another corporation pursuant to which shareholders of the Company receive any shares of stock or other securities, there shall be substituted for the shares of Stock subject to the unexercised portions of outstanding NSOs an appropriate number of shares of each class of stock or other securities which were distributed to the shareholders of the Company in respect of such shares of Stock in the case of a reorganization, merger, consolidation or plan of exchange; provided, however, that all such NSOs may be canceled by the Company as of the effective date of a reorganization, merger, consolidation, plan of exchange, or any dissolution or liquidation of the Company, by giving notice to each optioned or his personal representative of its intention to do so and by permitting the purchase of all the shares subject to such outstanding NSOs for a period of not less than thirty (30) days during the sixty (60) days next preceding such effective date.

d. Except as expressly provided above, the Company's issuance of shares of Stock of any class, or securities convertible into shares of Stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into shares of Stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to NSOs granted hereunder or the purchase price of such shares.

10.      Purchase for Investment

         Unless the shares of Stock covered by this Plan have been registered under the Securities Act of 1933, as amended, each person exercising an NSO under this Plan may be required by the Company to give a representation in writing that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

11.      Effective Date and Expiration of this Plan

         This Plan shall be effective as of September 6, 2002 (the date of its adoption by the Board of Directors) and no NSO shall be granted pursuant to this Plan after its expiration. This Plan shall expire on September 5, 2012, except as to NSOs then outstanding, which shall remain in effect until they have expired or been exercised.

12.      Amendments or Termination

         The Board may amend, alter or discontinue this Plan at any time in such respects as it shall deem advisable in order to conform to any change in any other applicable law, or in order to comply with the provisions of any rule or regulation of the Securities and Exchange Commission required to exempt this Plan or any NSOs granted thereunder from the operation of Section 16(b) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), or in any other respect not inconsistent with Section 16(b) of the Exchange Act; provided, that no amendment or alteration shall be made which would impair the rights of any participant under any NSO theretofore granted, without his consent (unless made solely to conform such NSO to, and necessary because of, changes in the foregoing laws, rules or regulations), and the Board may further amend or alter this Plan in order to increase the total number of shares reserved for the purposes of this Plan except that no amendment or alteration to the Plan shall be made without the approval of stockholders which would:

a. Decrease the NSO price provided for in Paragraph 5 (except as provided in Paragraph 9), or change the classes of persons eligible to participate in this Plan as provided in Paragraph 3; or

b. Extend the NSO period provided for in Paragraph 6; or

c. Materially increase the benefits accruing to participants under this Plan; or

d. Materially modify the requirements as to eligibility for participation in this Plan or

e. Extend the expiration date of this Plan as set forth in Paragraph 11.

13.      Government Regulations

         This Plan, and the granting and exercise of NSOs hereunder, and the obligation of the Company to sell and deliver shares of Stock under such NSOs, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

14.      Liability

         No member of the Board of Directors, the Committee or officers or employees of the Company or any Affiliated Corporation shall be personally liable for any action, omission or determination made in good faith in connection with this Plan.

15.      Miscellaneous

a. The term "Affiliated Corporation" used herein shall mean any Parent or Subsidiary.

b. The term "Parent" used herein shall mean any corporation owning 50 percent or more of the total combined voting stock of all classes of the Company or of another corporation qualifying as a Parent within this definition.

c. The term "Subsidiary" used herein shall mean any corporation more than 50 percent of whose total combined voting stock of all classes is held by the Company or by another corporation qualifying as a Subsidiary within this definition.

d. This 2002 Stock Option Plan is separate and distinct from the Company's prior 2002 Non-Statutory Option Plans as filed with the SEC on December 28, 2001 and March 6, 2002 as Exhibit 4 to Forms S-8.

16.      Options in Substitution for Other Options

         The Committee may, in its sole discretion, at any time during the term of this Plan, grant new options to an employee under this Plan or any other stock option plan of the Company on the condition that such employee shall surrender for cancellation one or more outstanding options which represent the right to purchase (after giving effect to any previous partial exercise thereof) a number of shares, in relation to the number of shares to be covered by the new conditional grant hereunder, determined by the Committee. If the Committee shall have so determined to grant such new options on such a conditional basis ("New Conditional Options"), no such New Conditional Option shall become exercisable in the absence of such employee's consent to the condition and surrender and cancellation as appropriate. New Conditional Options shall be treated in all respects under this Plan as newly granted options. Option may be granted under this Plan from time to time in substitution for similar rights held by employees of other corporations who are about to become employees of the Company or an Affiliated Corporation, or the merger or consolidation of the employing corporation with the Company or an Affiliated Corporation, or the acquisition by the Company or an Affiliated Corporation of the assets of the employing corporation, or the acquisition by the Company or an Affiliated Corporation of stock of the employing corporation as the result of which it becomes an Affiliated Corporation.

17.      Withholding Taxes

         Pursuant to applicable federal and state laws, the Company may be required to collect withholding taxes upon the exercise of a NSO. The Company may require, as a condition to the exercise of a NSO, that the optioned concurrently pay to the Company the entire amount or a portion of any taxes which the Company is required to withhold by reason of such exercise, in such amount as the Committee or the Company in its discretion may determine. In lieu of part or all of any such payment, the optioned may elect to have the Company withhold from the shares to be issued upon exercise of the option that number of shares having a Fair Market Value equal to the amount which the Company is required to withhold.

18. Transferability in Accordance With Form S-8 as Amended and Effective April 7, 1999

         Notwithstanding anything to the contrary as may be contained in this Plan regarding rights as to transferability or lack thereof, all options granted hereunder may and shall be transferable to the extent permitted in accordance with SEC Release No. 33-7646 entitled "Registration of Securities on Form S-8" as effective April 7, 1999 and in particular in accordance with that portion of such Release which expands Form S-8 to include stock option exercise by family members so that the rules governing the use of Form S-8 (a) do not impede legitimate intra family transfer of options and (b) may facilitate transfer for estate planing purposes - all as more specifically defined in Article III, Sections A and B thereto, the contents of which are herewith incorporated by reference.

19.      No Stockholder Approval Required for Establishment of Plan

         Notwithstanding anything to the contrary contained in this Plan it is the intention of the Company that the Plan comply, in all respects, with what is referred to as a "Broadly Based Plan" in Nasdaq Marketplace Rule 4350(i)(1)(A) and such other sections in the Nasdaq Marketplace Rules as may be applicable to "Broadly Based Plans". In that respect it is understood and agreed as follows:

1. No stockholder approval will be sought for establishment of the Plan or any amendments thereto and approval of the majority of the Company's Board of Directors shall suffice.

2. Less than fifty percent (50%) of all options issued under the Plan shall be issued to officers and directors of the Company; "officers" and "directors" being defined herein in the same manner as defined in Section 16 of the Securities Exchange Act of 1934; and

3. "Broadly Based" as defined herein shall mean that at the end of three (3) years from the date of the Plan as amended at least fifty one percent (51%) of all options granted thereunder shall have been granted to "rank and file" personnel of the Company (i.e., persons who are not officers and directors as defined in "2" above) and that at the anniversary date of each succeeding year no less than 51% of all options granted shall have been granted to the aforesaid "rank and file".


                          BioShield Technologies, Inc.

                         /Timothy C. Moses/
                 By:      Timothy C. Moses, President and
                          Chief Executive Officer
ATTEST:


/Timothy C. Moses/

By:      Timothy C. Moses, Secretary

(SEAL)

                         CERTIFICATION OF PLAN ADOPTION


         I, the undersigned Secretary of this Corporation, hereby certify that the foregoing 2002 Stock Option Plan was duly approved by the requisite majority of the Company's Board of Directors.


                                          /Timothy C. Moses/
                                           Timothy C. Moses, Secretary


(SEAL)

                                OPTION AGREEMENT



The   undersigned   hereby    grants____________(pursuant   to   the   Bioshield
Technologies, Inc. 2002 Stock Option Plan dated September 6, 2002 an option to purchase__________shares of Bioshield Technologies, Inc. (the "Corporation").


Option Period. This option shall be for a period of ten years from the date of this Option Agreement ("Option Period").

Option Price. The option price shall be $ per share for an aggregate of $ if the entire shares are purchased. The option price of the shares of Common Stock shall be paid in full at the time of exercise and no shares of Common Stock shall be issued until full payment is made therefore. Payment shall be made either (i) in cash, represented by bank or cashier's check, certified check or money order (ii) in lieu of payment for bona fide services rendered, and such services were not in connection with the offer or sale of securities in a capital-raising transaction, (iii) by delivering shares of the undersigned's Common Stock which have been beneficially owned by the optioned, the optioned's spouse, or both of them for a period of at least six (6) months prior to the time of exercise (the "Delivered Stock") in a number equal to the number of shares of Stock being purchased upon exercise of the Option or (iv) by delivery of shares of corporate stock which are freely tradeable without restriction and which are part of a class of securities which has been listed for trading on the NASDAQ system or a national securities exchange, with an aggregate fair market value equal to or greater than the exercise price of the shares of Stock being purchased under the Option, or (v) a combination of cash, services, Delivered Stock or other corporate shares.

Shareholder Rights. No holder of an Option shall be, or have any of the rights and privileges of, a shareholder of the Corporation in respect of any shares of Common Stock purchasable upon exercise of any part of an Option unless and until certificates representing such shares shall have been issued by the Corporation to him or her.

Determination of Exercise Date. This Option or a portion of this Option shall be deemed exercised when written notice thereof, accompanied by the appropriate payment in full, is received by the Corporation.

Date: ___________, 2002

                          Bioshield Technologies, Inc.



                       By:___________________________________
                          Timothy C. Moses, President and
                          Chief Executive Officer

                                Exhibits 5 and 23



September 10, 2002



                         CONSENT AND OPINION OF COUNSEL


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549-1004

Gentlemen:

I am securities counsel to Bioshield Technologies, Inc., a Georgia corporation (hereinafter the "Company"). I have, in such capacity, examined and I am fully familiar with the Articles of Organization, as amended, and the By-Laws of the Company, and have examined the records of the corporate proceedings. I have also examined and I am fully familiar with such documents as I have considered necessary for rendering my opinion hereinafter set forth.

Based upon the foregoing, I am of the opinion that the shares of Common Stock, no par value, of the Company reserved for issuance under the Bioshield Technologies, Inc. 2002 Stock Option Plan dated September 6, 2002 will, when issued in accordance with the terms of such plan, be legally issued, fully paid and non-assessable.

In addition, I hereby consent to the use of our name in the above opinion filed with the Registration Statement on Form S-8.

Very truly yours,



/Gary B. Wolff/

Gary B. Wolff
GBW:hk

                                SHERB & CO., LLP
                                805 Third Avenue
                            New York, New York 10022
                                  212-838-2643
                              Fax 212-838-2676



                                   Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation by reference in the Registration Statement of BioShield Technologies, Inc. on Form S-8 of our report dated September 12, 2002 relating to the financial statements of BioShield Technologies, Inc. as of years ended June 30, 2000 and 2001 with respect to its consolidated financial statements.



                            Sherb & Co., LLP


New York, New York
September 12, 2002

                                   Exhibit 99

                                   PROSPECTUS

                          BioShield Technologies, Inc.

                      4405 International Blvd. - Suite B109
                             Norcross, Georgia 30093
                            Telephone: (770) 925-3653

                                    2002             "Broadly Based" Stock
                                                     Option Plan, dated
                                                     September 6, 2002 SHARES OF
                                                     COMMON STOCK, NO PAR VALUE

This Prospectus relates to the Bioshield Technologies, Inc. 2002 Stock Option Plan, dated September 6, 2002 (the "Stock Option Plan"), pursuant to which officers, directors, attorneys, consultants, other advisors and other employees of Bioshield Technologies, Inc. (the "Company") and its Affiliates are eligible to receive shares of Common Stock of the Company (the "Stock Option Shares") in consideration for their past services. Participants in the Stock Option Plan may make payment for the Stock Option Shares either (i) in cash, represented by bank or cashier's check, certified check or money order (ii) in lieu of payment for bona fide services rendered, and such services were not in connection with the offer or sale of securities in a capital-raising transaction, (iii) by delivering shares of the Company's Common Stock which have been beneficially owned by the optionee, the optionee's spouse, or both of them for a period of at least six (6) months prior to the time of exercise (the "Delivered Stock") in a number equal to the number of Stock Option Shares being purchased upon exercise of the Option or (iv) by delivery of shares of corporate stock which are freely tradeable without restriction and which are part of a class of securities which has been listed for trading on the NASDAQ system or a national securities exchange, with an aggregate fair market value equal to or greater than the exercise price of the Stock Option Shares being purchased under the Option, or
(v) a combination of cash, services, Delivered Stock or other corporate shares.

Since the sale of any securities of the Company by "affiliates" of the Company may not be made without compliance with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"), or an exemption therefrom (such as that provided by Rule 144 thereunder), the Company plans to advise those participants in the Stock Option Plan who may be "affiliates" of the Company, as such term is defined in Rule 144, (the Company and such participants not so conceding) that any such sales by participants who are not "affiliates" of the Company may be effected without compliance with the registration and prospectus delivery requirements of the Act.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is September 6, 2002

A copy of any document or part thereof incorporated by reference in the Registration Statement or any other documents required to be delivered to participants pursuant to Rule 428(b) of the Securities Act but not delivered with this Prospectus will be furnished without charge upon written request. Requests should be addressed to: 2002 Stock Option Plan, Bioshield Technologies, Inc., 4405 International Blvd., Suite B109, Norcross, Georgia 30093, telephone number: 770- 925-3653.

The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Securities and Exchange Commission. The reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission in Washington, D.C. and at the Midwest Regional Office, Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661_2511. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates.

No person has been authorized to give any information or to make any representation, other than those contained in this Prospectus, and, if given or made, such other information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

                                TABLE OF CONTENTS


THE COMPANY...................................................................1

GENERAL INFORMATION REGARDING THE
2002 STOCK OPTION PLAN........................................................1
   The Employers..............................................................1
   Purposes...................................................................1
   Period of Stock Option Plan................................................1
   Administration.............................................................1
   Reorganizations and Recapitalizations of the Company.......................2

SECURITIES TO BE OFFERED......................................................3

ELIGIBLE PARTICIPANTS.........................................................3

PURCHASE OF SECURITIES PURSUANT TO THE STOCK OPTION PLAN
AND PAYMENT FOR SECURITIES OFFERED............................................4
   Exercise Period and Termination............................................4
   Option Price...............................................................5
   Transferability............................................................5
   STOCKHOLDER APPROVAL REQUIRED FOR ESTABLISHMENT OF PLAN....................6

ASSIGNABILITY.................................................................6

AMENDMENTS....................................................................6

TAX EFFECTS OF STOCK OPTION PLAN PARTICIPATION................................7
   Tax Treatment to the Participants..........................................7
   Federal Income Tax Treatment of Nonqualified Stock Options.................7

RESTRICTIONS ON RESALE OF COMMON STOCK........................................8

LEGAL MATTERS.................................................................8

INDEMNIFICATION OF OFFICERS AND DIRECTORS.....................................8

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...............................9

FURTHER INFORMATION..........................................................10

EXHIBIT A 2002 "BROADLY BASED" STOCK OPTION PLAN
PLAN DATED SEPTEMBER 6, 2002.................................................11

                                   THE COMPANY

     BioShield Technologies, Inc. is a Georgia corporation incorporated on June 1, 1995. The Company is currently authorized to issue One Hundred Ten Million (110,000,000) Shares of which One Hundred Million (100,000,000) Shares shall be Common Stock, no par value without cumulative voting rights and without any preemptive rights and 10,000,000 shares shall be Preferred Stock, no par value per share. The Company develops and markets surface modifying antimicrobials and biostatic products. The Company's products are used in customer, industrial and institutional markets, environmental services, and medical device markets. The Company's products are a reactive coating that modifies surfaces of all types by creating a covalent bond between surfaces and chemical agents. For further and more specific information regarding the Company's business activities, reference is herewith made to (a) the Company's Form 10-KSB, as amended to date (as filed with the Securities and Exchange Commission on October 16, 2001) and in particular (but not limited to) Item 1 "Business" and (b) all other reports filed by the Company pursuant to sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the year covered by the Form 10-KSB referred to in (a) above. The full contents of such filings as indicated in (a) and (b) above, as amended to date (including financial statements and exhibits thereto) are herewith incorporated by reference as if fully set forth and repeated herein.

                        GENERAL INFORMATION REGARDING THE
                             2002 STOCK OPTION PLAN

The  Employers.....The  Company  has its  executive  offices  in Georgia at 4405
International   Blvd.,  Suite  B109,   Norcross,   Georgia  30093  -  telephone:
770-925-3653.

Purposes..........The Stock Option Plan was adopted by the Board of Directors of the Company on September 6, 2002 and is intended as an employment incentive, to aid in attracting and retaining in the employ or service of the Company and any Affiliated Corporation, persons of experience and ability and whose services are considered valuable, to encourage the sense of proprietorship in such persons, and to stimulate the active interest of such persons in the development and success of the Company.

Period of Stock Option Plan. The Stock Option Plan shall expire on September 5, 2012 except as to Nonqualified Stock Options then outstanding, which shall remain in effect until they have expired or been exercised.

Administration....The Company's Board of Directors ("Board") may appoint and maintain as administrator of the Stock Option Plan, the Compensation Committee (the "Committee") of the Board which shall consist of at least three members of the Board. Until such time as the Committee is duly constituted, the Board itself shall have and fulfill the duties herein allocated to the Committee. The Committee shall have full power and authority to designate Stock Option Plan participants, to determine the provisions and terms of respective Options (which need not be identical as to number of shares covered by any Option, the method of exercise as related to exercise in whole or in installments, or otherwise, including the Option price) and to interpret the provisions and supervise the administration of the Stock Option Plan. The Committee may, in its discretion, provide that certain Options not vest (that is, become exercisable) until expiration of a certain period after issuance or until other conditions are satisfied, so long as not contrary to the Stock Option Plan.

A majority of the members of the Committee shall constitute a quorum. All decisions and selections made by the Committee pursuant to the Stock Option Plan's provisions shall be made by a majority of its members. Any decision reduced to writing and signed by all of the members shall be fully effective as if it had been made by a majority at a meeting duly held. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it deems advisable. If at any time the Board shall consist of seven or more members, then the Board may amend the Stock Option Plan to provide that the Committee shall consist only of Board members who shall not have been eligible to participate in the Stock Option Plan (or similar stock or stock option plan) of the Company or its affiliates at any time within one year prior to appointment to the Committee.

Reorganizations and Recapitalizations of the Company.

a........The existence of the Stock Option Plan and Options granted thereunder shall not affect in any way the right or power of the Company or its shareholders to make or authorize any and all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company's Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale, exchange or transfer of all or any part of its assets or business, or any other corporation act or proceeding, whether of a similar character or otherwise.

b........The Stock Option Shares are shares of the Common Stock of the Company as currently constituted. If, and whenever, prior to delivery by the Company of all of the Stock Option Shares which are subject to Options granted thereunder, the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a Stock dividend, a stock split, combination of shares (reverse stock split) or recapitalization or other increase or reduction of the number of shares of the Common Stock outstanding without receiving compensation therefor in money, services or property, then the number of Stock Option Shares available under the Stock Option Plan and the number of Stock Option Shares with respect to which Options granted thereunder may thereafter be exercised shall (i) in the event of an increase in the number of outstanding shares, be proportionately increased, and the cash consideration payable per share shall be proportionately reduced; and (ii) in the event of a reduction in the number of outstanding shares, be proportionately reduced, and the cash consideration payable per share shall be proportionately increased.

c........If the Company is reorganized, merged, consolidated or party to a plan of exchange with another corporation pursuant to which shareholders of the Company receive any shares of stock or other securities, there shall be substituted for the Stock Option Shares subject to the unexercised portions of outstanding Options an appropriate number of shares of each class of stock or other securities which were distributed to the shareholders of the Company in respect of such Stock Option Shares in the case of a reorganization, merger, consolidation or plan of exchange; provided, however, that all such Options may be canceled by the Company as of the effective date of a reorganization, merger, consolidation, plan of exchange, or any dissolution or liquidation of the Company, by giving notice to each optionee or his personal representative of its intention to do so and by permitting the purchase of all the shares subject to such outstanding options for a period of not less than thirty (30) days during the sixty (60) days next preceding such effective date.

d........Except as expressly provided above, the Company's issuance of Stock
Option Shares of any class, or securities convertible into Stock Option Shares of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into Stock Option Shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Stock Option Shares subject to options granted thereunder or the purchase price of such shares.

A copy of the Stock Option Plan is attached hereto as Exhibit A.

                            SECURITIES TO BE OFFERED

..........Subject to adjustment, a total of 7,000,000 shares of Common Stock
("Stock"), of the Company shall be subject to the Stock Option Plan. The Common Stock subject to the Stock Option Plan shall consist of un-issued shares or previously issued shares reacquired and held by the Company or any Affiliated Corporation, and such amount of shares shall be and is hereby reserved for sale for such purpose. Any of such shares which may remain unsold and which are not subject to outstanding Options at the termination of the Stock Option Plan shall cease to be reserved for the purpose of the Stock Option Plan, but until termination of the Stock Option Plan, the Company shall at all times reserve a sufficient number of shares to meet the requirements of the Stock Option Plan. Should any Option expire or be canceled prior to its exercise in full, the unexercised shares theretofore subject to such Option may again be subjected to an Option under the Stock Option Plan.

..........On September 6, 2002, the Board of Directors approved the Stock Option
Plan and authorized the issuance of 7,000,000 Common Shares to be subject to the Stock Option Plan.

                              ELIGIBLE PARTICIPANTS

         The persons eligible for participation in the Stock Option Plan as recipients of Options shall include all full-time and part-time employees (as determined by the Committee) and officers of the Company or of an Affiliated Corporation. In addition, directors of the Company or any Affiliated Corporation who are not employees of the Company or an Affiliated Corporation and any attorney, consultant or other adviser to the Company or any Affiliated Corporation shall be eligible to participate in the Stock Option Plan. For all purposes of the Stock Option Plan, any director who is not also a common law employee and is granted an option under the Stock Option Plan shall be considered an "employee" until the effective date of the director's resignation or removal from the Board of Directors, including removal due to death or disability. The Committee shall have full power to designate, from among eligible individuals, the persons to whom Options may be granted. A person who has been granted an Option thereunder may be granted an additional Option or Options, if the Committee shall so determine. The granting of an Option shall not be construed as a contract of employment or as entitling the recipient thereof to any rights of continued employment. See, however, "No Shareholder Approval Required for Establishment of Plan".

            PURCHASE OF SECURITIES PURSUANT TO THE STOCK OPTION PLAN
                       AND PAYMENT FOR SECURITIES OFFERED

..........Consideration for Shares Issued Under the Stock Option Plan. The
purchase price of the Stock Option Shares as to which an Option is exercised shall be paid in full at the time of exercise and no Stock Option Shares shall be issued until full payment is made therefore. Payment shall be made either (i) in cash, represented by bank or cashier's check, certified check or money order
(ii) in lieu of payment for bona fide services rendered, and such services were not in connection with the offer or sale of securities in a capital-raising transaction, (iii) by delivering shares of the Company's Common Stock which have been beneficially owned by the optionee, the optionee's spouse, or both of them for a period of at least six (6) months prior to the time of exercise (the "Delivered Stock") in a number equal to the number of Stock Option Shares being purchased upon exercise of the Option or (iv) by delivery of shares of corporate stock which are freely tradeable without restriction and which are part of a class of securities which has been listed for trading on the NASDAQ system or a national securities exchange, with an aggregate fair market value equal to or greater than the exercise price of the Stock Option Shares being purchased under the Option, or (v) a combination of cash, services, Delivered Stock or other corporate shares. An Option shall be deemed exercised when written notice thereof, accompanied by the appropriate payment in full, is received by the Company. No holder of an Option shall be, or have any of the rights and privileges of, a shareholder of the Company in respect of any Stock Option Shares purchasable upon exercise of any part of an Option unless and until certificates representing such shares shall have been issued by the Company to him or her.

Exercise Period and Termination. The nonqualified stock options exercise period shall be a term of not more than ten (10) years from the date of granting of each nonqualified stock option and shall automatically terminate:

i.....Upon termination of the optionee's employment with the Company for cause;

ii. At the expiration of Twelve (12) months from the date of termination of the optionee's employment with the Company for any reason other than death, without cause; provided, that if the optionee dies within such twelve month period, sub-clause (iii) below shall apply; or

iii. At the expiration of Fifteen (15) months after the date of death of the optionee.

         Employment with the Company as used in the Stock Option Plan shall include employment with any Affiliated Corporation and nonqualified stock options granted under the Stock Option Plan shall not be affected by an employee's transfer of employment among the Company and any Parent or Subsidiary thereof. An optionee's employment with the Company shall not be deemed interrupted or terminated by a bona fide leave of absence (such as sabbatical leave or employment by the Government) duly approved, military leave, maternity leave or sick leave.

Option Price. ....The Stock Option Plan provides that the option price with respect to each option will not be less than Twenty (20%) Percent of the fair market value of such share on the date the option is granted. The fair market value of a share on a particular date shall be deemed to be the average of either (i) the highest and lowest prices at which shares were sold on the date of grant, if traded on a national securities exchange, (ii) the high and low prices reported in the consolidated reporting system, if traded on a "last sale reported" system, such as NASDAQ, or (iii) the high bid and high asked price for over-the-counter securities. If no transactions in the stock occur on the date of grant, the fair market value shall be determined as of the next earliest day for which reports or quotations are available. If the common shares are not then quoted on any exchange or in any quotation medium at the time the option is granted, then the Board of Directors or Committee will use its discretion in selecting a good faith value believed to represent fair market value based on factors then known to them.

Transferability.

a. Options granted under the Stock Option Plan are transferable by the holder
(a) by will or the laws of descent and distribution and (b) to the extent permitted by Form S-8 as amended April 7, 1999. If a participant dies during employment or within three months thereafter, the option granted to him may be exercised by his legal representative to the extent set forth therein until either the expiration of the option or within one year after the date of death, whichever comes first.

b. Notwithstanding anything to the contrary as may be contained in this Plan regarding rights as to transferability or lack thereof, all options granted hereunder may and shall be transferable to the extent permitted in accordance with SEC Release No. 33-7646 entitled "Registration of Securities on Form S-8" as effective April 7, 1999 and in particular in accordance with that portion of such Release which expands Form S-8 to include stock option exercise by family members so that the rules governing the use of Form S-8 (a) do not impede legitimate intra family transfer of options and (b) may facilitate transfer for estate planning purposes - all as more specifically defined in Article III, Sections A and B thereto, the contents of which are herewith incorporated by reference.

           NO STOCKHOLDER APPROVAL REQUIRED FOR ESTABLISHMENT OF PLAN

         Notwithstanding anything to the contrary contained in this Prospectus it is the intention of the Company that the Plan comply, in all respects, with what is referred to as a "Broadly Based Plan" in NASDAQ Marketplace Rule 4350(i)(1)(A) and such other sections in the Nasdaq Marketplace Rules as may be applicable to "Broadly Based Plans". In that respect it is understood and agreed as follows:

         4. No stockholder approval will be sought for establishment of the Plan or any amendments thereto and approval of the majority of the Company's Board of Directors shall suffice.

         5. Less than fifty percent (50%) of all options issued under the Plan shall be issued to officers and directors of the Company; "officers" and "directors" being defined herein in the same manner as defined in
         Section 16 of the Securities Exchange Act of 1934 and

         6. "Broadly Based" as defined herein shall mean that at the end of three (3) years from the date of the Plan as amended at least fifty one percent (51%) of all options granted thereunder shall have been granted to "rank and file" personnel of the Company (i.e., persons who are not officers and directors as defined in "2" above) and that at the anniversary date of each succeeding year no less than 51% of all options granted shall have been granted to the aforesaid "rank and file".

                                  ASSIGNABILITY

         No Option shall be assignable or otherwise transferable (by the optionee or otherwise) except by will or the laws of descent and distribution or except as permitted in accordance with SEC Release No.33-7646 as effective April 7, 1999 and in particular that portion thereof which expands upon transferability as is contained in Article III entitled "Transferable Options and Proxy Reporting" as indicated in Section A 1 through 4 inclusive and Section B thereof. No Option shall be pledged or hypothecated in any manner, whether by operation of law or otherwise, nor be subject to execution, attachment or similar process.

                                   AMENDMENTS

         The Board may amend, alter or discontinue the Stock Option Plan at any time in such respects as it shall deem advisable in order to conform to any change in any other applicable law, or in order to comply with the provisions of any rule or regulation of the Securities and Exchange Commission required to exempt the Stock Option Plan or any Options granted thereunder from the operation of Section 16(b) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), or in any other respect not inconsistent with Section 16(b) of the Exchange Act; provided, that no amendment or alteration shall be made which would impair the rights of any participant under any Option theretofore granted, without his consent (unless made solely to conform such Option to, and necessary because of, changes in the foregoing laws, rules or regulations), and the Board may further amend or alter this Plan in order to increase the total number of shares reserved for the purposes of the Stock Option Plan except that no amendment or alteration to the Plan shall be made without the approval of stockholders which would:

     a. Decrease the Option price provided for in Paragraph 5 (except as provided in Paragraph 9), or change the classes of persons eligible to participate in the Stock Option Plan as provided in Paragraph 3; or

     b. Extend the Option period provided for in Paragraph 6; or

     c. Materially increase the benefits accruing to participants under the Stock Option Plan; or

     d. Materially modify the requirements as to eligibility for participation in the Stock Option Plan; or

     e. Extend the expiration date of the Stock Option Plan as set forth in Paragraph 11 of the Stock Option Plan.

                 TAX EFFECTS OF STOCK OPTION PLAN PARTICIPATION

Tax Treatment to the Participants. The Stock Option Plan provides for the grant of nonqualified stock options. A description of these options and certain federal income tax aspects associated therewith is set forth below. Because tax results may vary due to individual circumstances, each participant in the Stock Option Plan is urged to consult his personal tax adviser with respect to the tax consequences of the exercise of an option or the sale of stock received upon the exercise thereof, especially with respect to the effect of state tax laws.

Federal Income Tax Treatment of Nonqualified Stock Options. No income is recognized by an optionee when a non-qualified stock option is granted. Except as described below, upon exercise of a nonqualified stock option, an optionee is treated as having received ordinary income at the time of exercise in an amount equal to the difference between the option price paid and the then fair market value of the Common Stock acquired. The Company is entitled to a deduction at the same time and in a corresponding amount. The optionee's basis in the Common Stock acquired upon exercise of a nonqualified stock option is equal to the option price plus the amount of ordinary income recognized, and any gain or loss thereafter recognized upon disposition of the Common Stock is treated as capital gain or loss.

         Stock acquired by "insiders' (i.e., officers, directors or persons holding 10% or more of the stock of the Company who are subject to the restrictions on short-swing trading imposed by Section 16(b) of the Securities Exchange Act of 1934) upon exercise of nonqualified stock options constitutes "restricted property" and, unless the optionee elects otherwise, the recognition of income upon exercise is deferred to the date upon which the stock acquired upon exercise may first be sold without incurring Section 16(b) liability (generally six months after exercise). If such an optionee does not elect to recognize income upon exercise, the insider will realize ordinary income in an amount equal to the difference between the option price and the fair market value on the date the stock may first be sold without incurring Section 16(b) liability.

                     RESTRICTIONS ON RESALE OF COMMON STOCK

         While the Stock Option Plan does not place restrictions on re-sales of Common Stock acquired thereunder, shares acquired under the Stock Option Plan by an "affiliate," as that term is defined in Rule 405, under the Securities Act of 1933, may only be resold pursuant to the registration requirements of the Act, Rule 144 or another applicable exemption therefrom. Generally, sales of securities, including Common Stock of the Company, are subject to antifraud provisions contained in federal and state securities laws. Acquisitions (including acquisitions under the Stock Option Plan) and dispositions of Common Stock of the Company by an officer, director or affiliate of the Company within any six month period may give rise to the right of the Company to recapture any profit from such transactions pursuant to Section 16(b) of the Securities Exchange Act of 1934.

         It is advisable for a participant to consult with legal counsel concerning the securities law implications of his exercise of options and his acquisition or disposition of shares of Common Stock under the Stock Option Plan.

                                  LEGAL MATTERS

     The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Company by Gary B. Wolff, P.C., 805 Third Avenue, New York, New York 10022.

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The Company's Bylaws provide for the Company to indemnify each director and officer of the Company against liabilities imposed upon him (including reasonable amounts paid in settlement) and expenses incurred by him in connection with any claim made against him or any action, suit or proceeding to which he may be a party by reason of his being or having been a director or officer of the Company. The Company has also entered into Indemnification Agreements with each officer and director pursuant to which the Company will, in general, indemnify such persons to the maximum extent permitted by the Company's Bylaws and the laws of the State of Georgia against any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any actual or threatened action or proceeding to which such director or officer is made or threatened to be made a party by reason of the fact that such person is or was a director or officer of the Company. The foregoing provisions may reduce the likelihood of derivative litigation against directors and may discourage or deter shareholders or management from suing directors for breaches of their duty of care, even though such an action, if successful, might otherwise benefit the Company and its shareholders.

         Section 14-2-202(b)(4) of the Georgia Business Corporation Code provides that a corporation's articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director. This Section also provides, however, that such a provision shall not eliminate or limit the liability of a director (i) for any appropriation, in violation of his duties, of any business opportunities of the corporation, (ii) for acts or omissions involving intentional misconduct or a knowing violation of law, (iii) for certain other types of liabilities set forth in the Code and (iv) for transactions from which the director derived an improper personal benefit. Article VI of the Company's Articles of Incorporation contains a provision eliminating or limiting the personal liability of a director of the Company to the fullest extent authorized by the Georgia Business Corporation Code.

         In addition, Sections 14-2-851 and 14-2-857 of the Georgia Business Corporation Code, provides for indemnification of directors and officers of the Company for liability and expenses reasonably incurred by them in connection with any civil, criminal, administrative or investigative action, suit or proceeding in which they may become involved by reason of being a director or officer of the Company. Indemnification is permitted if the director or officer acted in a manner which he believed in good faith to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct to be unlawful; provided that the Company may not indemnify any director or officer (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or (ii) in connection with any other proceeding in which he was adjudged liable on the basis that personal profit was improperly received by him, except as determined by a court of competent jurisdiction. Article 9 of the Company's Bylaws contains a provision providing for the indemnification of officers and directors and advancement of expenses to the fullest extent authorized by the Georgia Business Corporation Code.

         The Company also maintains directors and officers liability insurance which insures against liabilities that directors and officers of the Company may incur in such capacities.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents are incorporated by reference in the registration statement:

a.       The registrant's latest annual report on Form 10-KSB.

b. All other reports filed by the registrant pursuant to sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the year covered by the Form 10-KSB referred to in (a) above; and

c.       Not Applicable.

         All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

                               FURTHER INFORMATION

         A Registration Statement on Form S-8 was filed by the Company with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933. This Prospectus omits certain of the information contained in the Registration Statement and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the securities to which this Prospectus relates. Statements herein contained concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

                                    Exhibit A

                                OPTION AGREEMENT

The   undersigned   hereby    grants____________(pursuant   to   the   Bioshield
Technologies, Inc. 2002 Stock Option Plan dated September 6, 2002 an option to purchase________shares of Bioshield Technologies, Inc. (the "Corporation").

Option Period.....This option shall be for a period of ten years from the date of this Option Agreement ("Option Period").

Option Price......The option price shall be $ per share for an aggregate of $ if the entire shares are purchased. The option price of the shares of Common Stock shall be paid in full at the time of exercise and no shares of Common Stock shall be issued until full payment is made therefore. Payment shall be made either (i) in cash, represented by bank or cashier's check, certified check or money order (ii) in lieu of payment for bona fide services rendered, and such services were not in connection with the offer or sale of securities in a capital-raising transaction, (iii) by delivering shares of the undersigned's Common Stock which have been beneficially owned by the optioned, the optioned's spouse, or both of them for a period of at least six (6) months prior to the time of exercise (the "Delivered Stock") in a number equal to the number of shares of Stock being purchased upon exercise of the Option or (iv) by delivery of shares of corporate stock which are freely tradeable without restriction and which are part of a class of securities which has been listed for trading on the NASDAQ system or a national securities exchange, with an aggregate fair market value equal to or greater than the exercise price of the shares of Stock being purchased under the Option, or (v) a combination of cash, services, Delivered Stock or other corporate shares.

Shareholder Rights. No holder of an Option shall be, or have any of the rights and privileges of, a shareholder of the Corporation in respect of any shares of Common Stock purchasable upon exercise of any part of an Option unless and until certificates representing such shares shall have been issued by the Corporation to him or her.

Determination of Exercise Date. This Option or a portion of this Option shall be deemed exercised when written notice thereof, accompanied by the appropriate payment in full, is received by the Corporation.

Date: ___________, 2002

                  Bioshield Technologies, Inc.


               By:___________________________________
                  Timothy C. Moses, President and
                                    Chief Executive Officer